As filed with the Securities and Exchange Commission on September 20, 1996
                                             Registration No. 333-

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933




                            CAMBRIDGE HEART, INC.
- -------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

              Delaware                               13-3679946
- -------------------------------------------------------------------------------
  (State or other jurisdiction of      (I.R.S. Employer Identification No.)
  incorporation or organization)

    1 Oak Park Drive, Bedford, MA                        01730
- -------------------------------------------------------------------------------
(Address of principal executive offices)              (Zip code)

   Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan
                       1996 Equity Incentive Plan
                    1996 Employee Stock Purchase Plan
                       1996 Director Option Plan
- -------------------------------------------------------------------------------
                       (Full title of the plans)


                               Jeffrey M. Arnold
                     President and Chief Executive Officer
                             Cambridge Heart, Inc.
                  1 Oak Park Drive, Bedford, MA 01730
- -------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (617) 271-1200
- -------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                        Exhibit Index is on Page II-7

 CALCULATION OF REGISTRATION FEE

===================================================================================================
                              |                | Proposed  |    Proposed    |
                Title of      |                |  Maximum  |    Maximum     |
               Securities     |     Amount     | Offering  |    Aggregate   |   Amount of
                to be         |     to be      | Price Per |    Offering    | Registration
               Registered     |  Registered (#)|Share($)(1)|    Price($)    |    Fee ($)
- ----------------------------------------------------------------------------------------------------
            1993 Amended and  |                |           |                |
            Restated Incentive|                |           |                |
            and Non-Qualified |                |           |                |
            Stock Option Plan |                |           |                |
            Common Stock      |                |           |                |
            (Par Value $.001) | 1,688,663      | $10.06    | $16,987,950    | $  5,857.91
- ----------------------------------------------------------------------------------------------------
                              |                |           |                |
            1996 Equity       |                |           |                |
            Incentive Plan    |                |           |                |
            Common Stock      |                |           |                |
            (Par Value $.001) | 1,000,000      | $10.06    | $10,060,000    | $  3,468.97
- ----------------------------------------------------------------------------------------------------
            1996 Employee     |                |           |                |
            Stock Purchase    |                |           |                |
            Plan              |                |           |                |
            Common Stock      |                |           |                |
            (Par Value $.001) |   100,000      | $10.06    | $ 1,006,000    | $    346.09
- ----------------------------------------------------------------------------------------------------
            1996 Director     |                |           |                |
            Option Plan       |                |           |                |
            Common Stock      |                |           |                |
            (Par Value $.001) |   100,000      | $10.06    | $ 1,006,000    | $    346.09
- ----------------------------------------------------------------------------------------------------
                              |                |           |                |
            TOTAL             | 2,888,663      | $10.06    | $29,059,950    | $ 10,020.68
====================================================================================================

           (1) Price estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, and based on the average of the high and low prices of the Registrant's Common Stock on September 16, 1996 as quoted on the Nasdaq National Market.





                               EXPLANATORY NOTE

                 This Registration Statement has been prepared in accordance with the requirements of Form S-8 which relate to the Registrant's Common Stock offered pursuant to the Company's 1993 Amended and Restated Incentive and Non-Qualified Stock Option Plan, 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan.

                PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1993 Amended and Restated Incentive and Non-Qualified Stock Option Plan, 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan of Cambridge Heart, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           Item 3.  Incorporation of Certain Documents by Reference
                    ------------------------------------------------

                 The following documents, which were filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                       (1) The Prospectus, dated August 2, 1996, constituting
                 part of the Registration Statement on Form S-1 filed with the Commission by the Registrant (File No. 333-04879).

                       (2) The description of the common stock of the
                 Registrant, $.001 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on July 10, 1996 (File No. 0-20991).

                       (3) The Form 10-Q for the quarter ended June 30, 1996, as
                 filed with the Commission by the Registrant on September 13, 1996 (File No. 0-20991).

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

           Item 4.  Description of Securities
                    --------------------------

                 Not applicable.

           Item 5.  Interests of Named Experts and Counsel
                    ---------------------------------------

                 Not applicable.

           Item 6.  Indemnification of Directors and Officers
                    ------------------------------------------

                 Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation) provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination of liability of directors for breaches of fiduciary duty.

                 Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. In the event the Registrant does not assume the defense of an action in accordance with the Certificate of Incorporation, expenses shall be advanced to a director or officer at his request prior to the final disposition of the matter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

                 Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met and must be made if the director or officer was successful, on the merits or otherwise, in defense of the matter. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought, and the Registrant has the right to participate in such action or assume the defense thereof.

                 Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

                 Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and other expenses actually and reasonably incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be been made with respect to any matter as to which such person shall have adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

           Item 7.  Exemption from Registration Claimed
                    ------------------------------------

                 Not applicable.

           Item 8.  Exhibits
                    --------

                 The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

           Item 9.  Undertakings
                    -------------

                 1.    The Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales
                 are being made, a post-effective amendment to this Registration
                 Statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or
                       events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                             (iii) To include any material information with
                       respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (i) and (ii) do not apply if
                 --------- --------
           the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                       (2) That, for the purpose of determining any liability
                 under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-
                 effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                           SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on September 19, 1996.

                                       CAMBRIDGE HEART, INC.

                                       By: /s/Jeffrey M. Arnold
                                           ----------------------------------
                                           Jeffrey M. Arnold
                                           President, Chief Executive Officer
                                           and Director

                                     POWER OF ATTORNEY

           We, the undersigned officers and directors of Cambridge Heart, Inc., hereby severally constitute and appoint Jeffrey M. Arnold, Thomas V. Hennessey, Jr., and John A. Burgess, Esq., and each of them singly, our true and lawful attorneys with full power to them, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments to said Registration Statement and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Cambridge Heart, Inc. to comply with the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signature                      Title (Capacity)                       Date
               ----------                     ----------------                       ----

     /s/Jeffrey M. Arnold                     President, Chief Executive        September 19, 1996
     -----------------------------------      Officer and Director
     Jeffrey M. Arnold                        (Principal Executive
                                              Officer)


     /s/Thomas V. Hennessey, Jr.              Vice President Operations,        September 19, 1996
    -----------------------------------       Treasurer and Chief Financial
    Thomas V. Hennessey, Jr.                  Officer
                                              (Principal Financial Officer
                                              and Principal Accounting
                                              Officer)


     /s/Marlene Krauss                        Director                          September 19, 1996
     -----------------------------------
     Marlene Krauss

     /s/Zachary C. Berk                       Director                          September 19, 1996
     -----------------------------------
     Zachary C. Berk

     /s/Richard J. Cohen                      Director                          September 19, 1996
     -----------------------------------
     Richard J. Cohen

     /s/M. Fazle Husain                       Director                          September 19, 1996
     -----------------------------------
     M. Fazle Husain

     /s/David S. Muller                       Director                          September 19, 1996
     -----------------------------------
     David F. Muller
     -----------------------------------

     /s/David F. Rollo                        Director                          September 19, 1996
     -----------------------------------
     David F. Rollo

     /s/Rolf S. Stutz                         Director                          September 19, 1996
     -----------------------------------
     Rolf S. Stutz

     /s/Laurence J. Blumberg, M.D.            Director                          September 19, 1996
     -----------------------------------
     Laurence J. Blumberg, M.D.

                                     INDEX TO EXHIBITS


    Exhibit
    Number                          Exhibit                        Page

      *4        Specimen Certificate for Shares of Common Stock,
                $.001 par value per share, of the Registrant

       5        Opinion of Hale and Dorr, Counsel to
                the Registrant

      23.1      Consent of Hale and Dorr
                (included in Exhibit 5)

      23.2      Consent of Price Waterhouse LLP

      24        Power of Attorney (included on the
                signature page of this Registration
                Statement)











    ----------------------------------
    * Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, File No. 333-04879, which was originally filed with the Commission on May 31, 1996 and is incorporated herein by reference.